                                                                   Exhibit 10.16

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made effective as of this 14th day of October, 1994 (the "Effective Date"), between COMPS, InfoSystems, Inc., a Delaware corporation, hereinafter referred to as "COMPS," and Chris Crane, hereinafter referred to as "Employee."

     IN CONSIDERATION of the promises and of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1.  Employment.  COMPS hereby affirms its employment of Employee, and
         ----------
Employee hereby affirms such employment, upon the terms and conditions set forth herein.

     2.  Duties.  Employee is engaged in the position of President and Chief
         ------
Executive Officer of COMPS. Employee shall faithfully and diligently perform the duties customarily performed by persons in the position for which Employee is engaged, together with such other duties the Board of Directors of COMPS shall designate from time to time. As part of Employee's duties, Employee acknowledges and understands that: (a) Employee will devote utmost knowledge and best skill to the performance of his duties; (b) Employee shall devote his full business time to the rendition of such services, subject to absences for customary vacations and for temporary illness; and (c) Employee will not engage in any other gainful occupation which requires his personal attention without prior consent of the Board of Directors with the exceptions that Employee may personally trade in stocks, bonds, securities, commodities or real estate investments for his own benefit, Employee may continue in his capacity as President of the corporate general partnership that owns the building that COMPS leases, and Employee may continue in his capacity as a Director on the Board of Directors for Beeba's Creations, Inc. Employee agrees to submit to periodic physical examinations for any valid COMPS purpose as determined in the sole discretion of the Board of Directors of COMPS.

     3.  Compensation.
         ------------

         3.1  Base Salary.  As compensation for the proper and satisfactory
              -----------
     performance of all duties to be performed by employee hereunder, COMPS shall pay to Employee a salary of $12,500.00 per month, for each whole month during the employment term (as defined in Section 4 below) of this Agreement, payable in arrears in equal, semi-monthly installments ("Base Salary"). The compensation Committee of the Board of Directors will review Employee's Base Salary each year to determine if a change in Employee's Base Salary will occur.

          3.2  Bonus.  Before the commencement of each fiscal year, the Board of
               -----
     Directors and Employee shall agree upon objectives for Employee to meet that year. Those objectives are for the purpose of determining bonus compensation to Employee. The mutually agreed to objectives, if met, will result in a target bonus to Employee of $50,000.00 for fiscal year 1995. The Compensation Committee of the Board of Directors will review Employee's Bonus each year to determine if a change in Employee's Bonus will occur.

                                                                             CAC

          3.3  Customary Fringe Benefits.  Employee shall be entitled to such
               -------------------------
     fringe benefits as COMPS customarily makes available to executive employees of COMPS ("Fringe Benefits"). Such Fringe Benefits may include vacation leave, sick leave, and health insurance coverage. COMPS reserves the right to change the Fringe Benefits on a prospective basis, at any time, effective upon delivery of written notice to Employee, and in all events the Fringe Benefits shall terminate upon termination of employment.

     4.  Term.  The employment term pursuant to this Agreement shall commence on
         ----
the Effective Date set forth above, and shall remain in effect until October 15, 1997 (the "Expiration Date") , unless Employee's employment is terminated sooner in accordance with the provisions of Section 5 below. If the Agreement is not terminated pursuant to Section 5, the Agreement shall continue from year to year after October 15, 1997, unless either party to the Agreement shall give written notice to the other of a desire to change, amend, modify or terminate the Agreement, at least 30 days prior to October 15, 1997, or each succeeding October 15.

     5.  Termination.  This Agreement and the employment of Employee shall
         -----------
terminate prior to its expiration date under the following conditions:

          5.1  Death.  The death of Employee.
               -----

          5.2  Disability.  The permanent disability of Employee (permanent
               ----------
     disability shall exist when Employee suffers from a condition of mind or body that indefinitely prevents Employee from satisfactory further performance of his duties, even with reasonable accommodation, for a cumulative period of 120 business days in any consecutive twelve month period following the commence of employment.

          5.3  Termination for Good Cause.  Upon receipt by Employee of written
               --------------------------
     notice from Employer that Employee's employment is being terminated for "good cause." The Employer has "good cause" to terminate Employee's employment if Employee engages in the following:

               5.3.1 Any willful misappropriation of property or funds belonging to COMPS, or its employees, clients, or visitors.

               5.3.2 Sexual harassment or discrimination towards any employee, client, or visitor of COMPS.

               5.3.3 Consuming or being under the influence of alcohol or illegal drugs while at work.

               5.3.4  Commission of a felony which results in conviction.

               5.3.5  Breach of any of the provisions of Sections 8 or 9 hereof.

               5.3.6 Competition with COMPS (as defined in Section 11) by Employee.

                                                                             CAC

               5.3.7 Employee fails or refuses to faithfully and diligently perform the usual and customary duties of his employment which failure or refusal is not cured within 30 days after written notice thereof is given to Employee.

               5.3.8 Employee fails or refuses to comply with the policies, standards and regulations of the Employer which from time to time may be established, which failure or refusal is not cured within 15 days after written notice thereof is given to Employee.

          5.4  Resignation.  At any time during the term of this Agreement,
               -----------
     Employee may provide notice of his intent to resign.

          5.5  Termination For Other Than Good Cause.  COMPS may terminate
               -------------------------------------
     Employee's employment at any time without good cause, upon written notice delivered to Employee that Employee's employment is being terminated for "other than good cause." It shall be deemed a termination by COMPS without good cause under this Paragraph 5.5 if Employee resigns within 30 days of having been removed from the position described in Paragraph 2 without his consent.

     6.  Compensation Upon Termination.
         -----------------------------

          6.1  Payment of Compensation Upon Termination For Good Cause.  In the
               -------------------------------------------------------
     event Employee is terminated for good cause, as set forth in Section 5.3, he/she shall receive two weeks' notice that his employment is terminated and Employee shall be entitled only to the compensation set forth as base salary herein, prorated through the date of said notice. When Employee is terminated for good cause as defined in Section 5.3, Employee is entitled to no other severance compensation arising out of this Agreement and out of his employment relationship with COMPS, and Employee shall permanently and absolutely forfeit all rights to all other benefits otherwise accruing by reason of Employee's employment by COMPS.

          6.2  Payment of Compensation Upon Termination Other Than For Good
               ------------------------------------------------------------
     Cause.  In the event Employee's employment is terminated for other than
     -----
     good cause, Employee shall receive Base Salary continuation in an amount described below, only if Employee executes a general release of claims in a form acceptable to COMPS, releasing any and all claims Employee has against COMPS arising out of his employment or the termination of said employment. Employee is not entitled to any Base Salary continuation pursuant to this Section unless he/she signs the general release described above. The Base Salary continuation described in this Section amounts to six months' base salary continuation at his then current Base Salary level if Employee's employment terminates for other than for good cause prior to November 1, 1995, seven months' Base Salary continuation if Employee's employment is terminated for other than good cause between November 1, 1995 and October 31, 1996, and eight months' Base Salary continuation at his then current Base Salary level if Employee's employment is terminated other than for good cause after October 31, 1996. Employee shall also be entitled to receive a pro rata share of his target bonus for that year if he is terminated for other than good cause. For instance, if the target bonus that year was $50,000.00, and

                                                                             CAC

     Employee was terminated for other than good cause after three months, he would receive a $12,500.00 bonus upon termination. Employee is entitled to no other compensation when his employment is terminated for other than good cause.

     7.  Arbitration/Sole Remedy for Breach of Agreement.  Except as provided in
         -----------------------------------------------
Section 8, in the event of any dispute between Employer and Employee concerning any aspect of the employment relationship, including any disputes upon termination, all such disputes shall be resolved by binding arbitration before a single neutral arbitrator. The arbitrator shall be selected from the American Arbitration Association through its procedures. All rules governing the arbitration shall be the rules as set forth by the American Arbitration Association. The arbitrator is bound to rule only on whether or not there has been a violation of the terms of this Agreement and to render an award, if any, that is consistent with the terms of this Agreement. Neither party to this Agreement is entitled to any legal recourse or rights or remedies other than those provided within this Agreement. The Employee's sole remedies for claims arising out of his employment, with the exception of Workers' Compensation remedies, are those set forth in this Agreement. In the event of a termination of employment, the arbitrator is limited to a determination of whether or not the discharge was for good cause or for other than good cause. If an arbitration is brought for something other than a termination of employment, the arbitrator is limited to award contract damages. The arbitrator may apportion the costs of the arbitration, including arbitrator's fees, among the parties, but shall have no power `to award attorneys' fees. Each party shall be responsible for its own attorneys' fees.

     8.  Trade Secrets.  As used in this Section 8, "Trade Secrets" shall mean,
         -------------
without limitation, any document or information relating to COMPS' products, processes or services, including documents and information relating to Inventions, and to the research, development, engineering or manufacture of Inventions, and to COMPS, purchasing, customer or supplier lists, which documents or information have been disclosed to Employee or become known to Employee as a consequence (in whole or in part) of or through Employee's employment by COMPS (including documents, information or Inventions conceived, originated, discovered or developed by Employee), which is not generally known in the relevant trade or industry. "Inventions" shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to processes, methods, formulas, techniques, devices, designs, programs (including computer programs), computer graphics, apparatus, products, as well as improvements thereof or know-how related thereto, relating to any present or anticipated business or activities of COMPS.

         8.1  Acknowledgement of Proprietary Interest.  Employee recognizes the
              ---------------------------------------
     proprietary interest of COMPS in all Trade Secrets. Employee acknowledges and agrees that any and all Trade Secrets, whether developed by Employee alone or in conjunction with others or otherwise, shall be and are the property of COMPS.

         8.2  Covenant Not to Divulge Trade Secrets.  Employee acknowledges and
              -------------------------------------
     agrees that COMPS is entitled to prevent the disclosure of Trade Secrets. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by COMPS, Employee agrees at all times during the term of the employment by COMPS and thereafter to hold in strictest confidence, and not to use, disclose or allow to be disclosed to any person, firm, or corporation, Trade Secrets,

                                                                             CAC
     including Trade Secrets developed by Employee, other than disclosures to persons engaged by COMPS for the purpose of furthering the business of COMPS, or other than use in the pursuit of the business of COMPS. Specifically, Employee may disclose trade secrets to prospective alliance partners or prospective clients of COMPS. Employee shall obtain confidentiality, trade secret and/or proprietary information agreements from those prospective alliance partners or clients, before he discloses any trade secrets.

          8.3  Confidential Information of Others.  Employee represents and
               ----------------------------------
     warrants that if Employee has any confidential information belonging to others, Employee will not use or disclose to COMPS any such information or documents. Employee represents that his employment with COMPS will not require him to violate any obligation to or confidence with any other party.

          8.4  Injunctive Relief.  Employee agrees that the breach of any
               -----------------
     provision of Sections 8, 9 and/or 11 of this Agreement will cause COMPS irreparable injury and damage. Consequently, Employee agrees that because remedies at law may be inadequate to protect COMPS against breach of these provisions or this Agreement, COMPS shall be entitled, in addition to all other remedies available to it, to the granting of an injunction, including ex parte temporary relief, restraining Employee from violating Sections 8, 9 and/or 11 of this Agreement. The parties agree that a breach of Sections 8, 9 and/or 11 of this Agreement by Employee, which is alleged in a verified complaint or affidavit filed by COMPS with a proper court, shall entitle COMPS to the immediate issuance, without notice or hearing, of a temporary restraining order precluding the continuance of the conduct in question until a hearing on a preliminary injunction. A preliminary injunction may be issued by the court, without bond, upon a proper showing of: a) the breach; b) the confidential nature of the information, which may be shown by affidavit and in-camera to the court; c) ownership of the information by COMPS; and d) that the confidential or proprietary information was furnished to Employee or that Employee became aware of that information during his employment with COMPS.

     9.  No Adverse Use.  Employee will not at any time use COMPS' Trade Secrets
         --------------
or Inventions in any manner which may directly or indirectly have an adverse effect upon COMPS' business, nor will Employee perform any acts which would tend to reduce COMPS' proprietary value in Trade Secrets or Inventions.

    10.  Return of Materials at Termination.  In the event of any termination
         ----------------------------------
of Employee's employment, Employee or Employee's representative will promptly deliver to COMPS all materials, property, documents, data, and other information belonging to COMPS or pertaining to Trade Secrets or Inventions. Employee shall not take any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to COMPS or containing or pertaining to any Trade Secrets or Inventions.

    11.  Covenant Not to Compete.  Employee agrees that, during Employee's
         -----------------------
employment, and during any period prior to which payments to Employee under Sections 5 and 6 and Exhibit B are completed, Employee will not directly or indirectly compete with COMPS in any way, or prepare to compete or assist any other person or entity to compete with COMPS in any way, and that Employee will not act as an officer, director, employee, consultant, more than

                                                                             CAC
three percent (3%) shareholder, significant lender, or agent of any other entity which is engaged in any business in California, Arizona, or Nevada of the same nature as, or in competition with, the business in which COMPS is now engaged or in which COMPS becomes engaged during the term of Employee's employment.

     12.  General Provisions.
          ------------------

          12.1  Payments.  All payments due pursuant to the terms of this
                --------
     Agreement shall be delivered in person, or by first class mail, postage prepaid to the last known address of the other party. Payments may be in lawful money of the United States, or may be made by check, draft or warrant of the paying entity.

          12.2  Notices.  Any notices to be given hereunder by either party to
                -------
     the other may be effected by either personal delivery in writing, or by mail, registered or certified, postage prepaid with a return receipt requested. Mailed notices shall be addressed to the other party to the address appearing beneath the party's signature on this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the date of delivery.

          12.3  Complete Agreement.  Employee acknowledges receipt of this
                ------------------
     Agreement and COMPS' Employee Agreement Concerning Confidentiality, Trade Secrets, Outside Employment and Solicitation of BREIC Employees and agrees that these Agreements represent the entire Agreement with Employer concerning the subject matter hereof. These Agreements supersede any and all other Agreements, either oral or in writing, between the parties hereto with respect to the matters discussed herein of Employee and contain all of the covenants and agreements between the parties with respect to the terms and conditions of Employee's employment. Each party to these Agreements acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein.

          12.4  Severability.  If any provision of this agreement is held by a
                ------------
     court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          12.5  Other Benefits.  Any amounts payable under this Agreement, other
                --------------
     than Base Salary, shall not be deemed salary or other compensation for the purpose of computing benefits under any pension plan or other arrangement of COMPS for the benefit of its employees.

          12.6  No Waiver.  Either party's failure to enforce any provision of
                ---------
     this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party from thereafter enforcing each and every other provision of this Agreement.

                                                                             CAC

          12.7  Successors and Assigns.  The rights and obligations of COMPS
                ----------------------
     under this agreement shall inure to the benefit of and shall be binding upon the successors and assigns of COMPS. Employee shall not be entitled to assign any of his rights or obligations under this agreement.

          12.8  Applicable Law.  This agreement shall be interpreted, construed,
                --------------
     governed and enforced in accordance with the laws of the state of California.

          12.9  Amendments.  No amendment or modification of the terms or
                ----------
     conditions of this agreement shall be valid unless in writing and signed by the parties thereto.

     IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written


EMPLOYEE:                                  COMPS InfoSystems, INC., a California
                                           corporation
/s/ Christopher A. Crane
--------------------------------           By: /s/ Christopher A. Crane
Print Name and Address                         ------------------------
                                               Its:  Pres & CEO
                                               ------------------------
Christopher A. Crane
--------------------------------
1880 Cam Monrovia
--------------------------------
La Jolla, CA 92037
--------------------------------

                                                                             CAC